Exhibit 5.1

Allens Deutsche Bank Place Corner Hunter and Phillip Streets Sydney NSW 2000 Australia T +61 2 9230 4000 F +61 2 9230 5333 www.allens.com.au	GPO Box 50 Sydney NSW 2001 Australia ABN 47 702 595 758

4 March 2026

IREN Limited
Level 5, 55 Market Street
Sydney, NSW 2000

Ladies and Gentlemen
IREN Limited (ACN 629 842 799) (the Company)

We have acted as Australian legal advisers to the Company in connection with the preparation and filing by the Company on the date hereof with the U.S. Securities and Exchange Commission (the Commission) of

(a)
a registration statement on Form F-3 (File No. 333-284369) initially filed on January 21, 2025 and Post-Effective Amendment No. 1 on Form S-3 thereto filed with the Commission on August 28, 2025 (as so amended, the Registration Statement) under the Securities Act 1993 (U.S.), as amended from time to time (Securities Act), including the prospectus contained therein (Base Prospectus), registering certain securities, including:

(i)	ordinary shares of the Company, with no par value;

(ii)	debt securities of the Company;

(iii)	warrants of the Company;

(iv)	purchase contracts;

(v)	units; and

(vi)	subscription rights; and

(b)
a prospectus supplement relating to the registration of securities (to be issued from time to time by the Company), filed with the Commission and dated the date hereof (the Prospectus Supplement) relating to the offer and sale of Shares, with an aggregate offering price of up to US$5,000,000,000 pursuant to the Sales Agreement (as defined below) (the Shares).

This opinion letter (Opinion) is being furnished in accordance with Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contexts of the Registration Statement or related prospectus, other than as expressly stated herein.

2	Definitions

In this opinion, the following definitions apply.

(a)	ASIC means the Australian Securities and Investments Commission.

(b)	Constitution means the Amended and Restated Constitution of the Company adopted on 20 November 2025 (19 November 2025 ET) and in force as at the date of this Opinion.

(c)	Corporations Act means the Corporations Act 2001 (Cth).

(d)	Document means a document listed in paragraphs 3(a) to 3f) below.

(e)	Governing Jurisdiction means the State of New York, United States of America.

(f)	laws of a Relevant Jurisdiction means the common law, principles of equity and laws constituted by legislation that is available to the public generally, in force in the Relevant Jurisdictions.

(g)	Relevant Jurisdiction means New South Wales or the federal jurisdiction of the Commonwealth of Australia.

(h)
Sales Agreement means the amended and restated at-the-market-issuance sales agreement between the Company, B. Riley Securities, Inc., Canaccord Genuity LLC, Cantor Fitzgerald & Co. Citigroup Global Markets, Inc, Compass Point Research & Trading, LLC, J.P. Morgan Securities LLC, Macquarie Capital (USA) Inc. and Roth Capital Partners, LLC  dated 28 August 2025, as amended by the joinders thereto by and between the Company, Citizens JMP Securities, LLC, Goldman Sachs & Co. LLC and Jefferies LLC.

3	Documents

We have examined and rely on originals or copies of the following documents.

(a)	the Constitution;

(b)	the Sales Agreement;

(c)	the Registration Statement;

(d)	Base Prospectus;

(e)	Prospectus Supplement; and

(f)	a certificate of the secretary of the Company, with the attachments referred to therein, including certified copies of circulating resolutions passed by the board of directors of the Company.

4	Scope

This Opinion relates only to the laws of the Relevant Jurisdictions, as interpreted by courts of the Relevant Jurisdictions, at 9.00am (Sydney, Australia time) on the date of this Opinion.

This Opinion is given on the basis that it will be construed in accordance with the laws of New South Wales, Australia. Anyone relying on this Opinion agrees that this Opinion and all matters (including any liability) arising in any way from it are to be governed by the laws of New South Wales and will be subject to the non-exclusive jurisdiction of the courts of New South Wales.

We have not reviewed any documents other than the Documents listed in Section 2 for the purposes of this Opinion, and this Opinion does not purport to address any legal issues that arise in relation to such other documents that may be or come into force, even if there is a reference to any such documents in the Documents or on the impact such documents may have on the opinions expressed in this Opinion.

We have not considered and do not opine on the Registration Statement or/and any securities law disclosure requirements, other than as expressly stated herein with respect to the issue of the Shares.

We express no opinion as to any taxation matters or transfer pricing matters generally or liability to tax which may arise or be suffered as a result of or in connection with the Sales Agreement or on the impact which any tax laws may have on the opinions expressed in this Opinion.

We express no opinion on any applicable licensing or similar requirements.

This Opinion does not contain any undertaking to update it or to inform the Company of any changes in the laws of the Relevant Jurisdictions or any other laws which would affect the content thereof in any manner.

5	Searches

We have relied on the following.

(a)	An extract of the public records of the Company produced by ASIC on 4 March 2026 at 4:09pm Sydney, Australia time.

(b)	A search of the insolvency notices website maintained by ASIC in respect of the Company on 4 March 2026 at 4:09pm Sydney, Australia time.

We have assumed that the extracts produced by ASIC are the same as information provided by the Company to ASIC. We have not examined any documents that the Company may have filed with ASIC. The information in the extracts, or produced by the searches, may not be correct, complete or up to date.

We have not conducted any other searches or investigations for the purposes of this opinion.

6	Opinion

Our opinion is as follows, subject to the assumptions in Schedule 1:

(a)	The Shares have been authorised and if and once:

(i)	duly registered on the books of the transfer agent and registrar therefor in the name of Cede & Co.; and

(ii)	fully paid and issued in accordance with the terms of the Constitution,

are validly issued, issued as fully paid-up shares and are non-assessable.

7	Benefit

We are providing this Opinion in connection with the Documents and the Registration Statement. We hereby consent to the filing of this Opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Yours faithfully

Allens

Schedule 1

Assumptions

(a)	All dates, signatures, seals and duty markings are authentic.

(b)	If we have reviewed a copy of a document, it is a correct and complete copy of the original.

(c)	If we have reviewed only a draft of a document, it has been or will be executed in the form of that draft.

(d)	All statements made in the Documents as to factual matters are correct.

(e)	None of the Documents have been amended, released or terminated.

(f)	Each person who executed any Document on behalf of the Company held the position they purported to hold.

(g)	The Sales Agreement:

(i)
has been or will be validly authorised and entered into by each party to it, and is binding on each such party under all applicable laws (other than the laws of the Relevant Jurisdictions, but only to the extent opined herein); and

(ii)	is binding on the Company under all applicable laws (other than the laws of the Relevant Jurisdictions, but only to the extent opined herein).

(h)
All acts, conditions or things required to be fulfilled, performed or effected in connection with the Sales Agreement under the laws of any jurisdiction (other than the Relevant Jurisdictions but only to the extent opined herein) have been duly fulfilled, performed and effected.

(i)	If the Sales Agreement is to be performed in a jurisdiction other than a Relevant Jurisdiction, its performance will not be illegal under the laws of that jurisdiction.

(j)	The Sales Agreement constitutes or will on execution constitute binding obligations of the Company under the laws of the Governing Jurisdiction enforceable in competent courts of that jurisdiction.

(k)	Formalities for execution required by the law of the place of execution (other than a Relevant Jurisdiction) of the Sales Agreement have been or will be complied with.

(l)	All parties to the Sales Agreement will comply with their obligations under the Sales Agreement.

(m)	There are no provisions of the laws of any jurisdiction other than Australia that would adversely affect the opinions expressed in this Opinion.

(n)	Once taken, board resolutions passed by the Company, including powers granted therein, shall not be amended or rescinded and shall remain in full force and effect.

(o)	The Shares have been issued in accordance with the Sales Agreement, Constitution and board resolutions to be passed by the Company.

(p)	The transfer agent and registrar maintains the share register of members for the Company.

We have not taken any step to investigate whether the assumptions in this opinion are correct, except as expressly stated in this opinion.